UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 11, 2013

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

Amendment to By-Laws

On July 11, 2013, the Board of Directors of CytRx Corporation adopted an amendment to the Restated By-Laws of CytRx, effective immediately, to add a new Article IX, Section 1, to provide that, unless CytRx consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of CytRx, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of CytRx to CytRx or CytRx’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.  The amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of CytRx is deemed to have notice of and consented to the foregoing provision.

A copy of the amended Restated By-Laws marked to show changes from the prior Restated By-Laws is attached hereto as Exhibit 3.2 and incorporated by reference herein.  The foregoing summary of the bylaw amendment is qualified in its entirety by reference to the text of the amended Restated By-Laws.

ITEM 5.07                      Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

The Annual Meeting of stockholders of CytRx was held on July 11, 2013.  The definitive proxy statement relating to the Annual Meeting was filed with the Securities and Exchange Commission on May 17, 2013, and can be viewed at www.sec.gov.

At the Annual Meeting, our stockholders acted upon the following proposals:

(1)           The election of Louis Ignarro, Ph.D. and Joseph Rubinfeld, Ph.D. to serve as Class I Directors until the 2016 Annual Meeting of Stockholders;

(2)           The approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 Stock Incentive Plan and (y) increase the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” from 500,000 to 1,000,000 shares;

(3)           The advisory approval of the compensation of CytRx’s named executive officers as disclosed in the proxy statement; and

(4)           The ratification of the selection of BDO USA, LLP as CytRx’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Voting Results

Proposal 1: Drs. Ignarro and Rubinfeld were re-elected as Class I directors on the following vote:

	“FOR” votes	“WITHHELD” votes
Louis Ignarro, Ph.D.	14,966,572	532,662
Joseph Rubinfeld, Ph. D.	13,897,406	1,601,828

In addition, there were 8,170,653- broker non-votes in connection with this proposal.

Proposal 2:  This two-part proposal was approved with 10,196,593 “FOR” votes, 5,196,799 “AGAINST” votes and 105,842 “ABSTAIN” votes with respect to the proposal to fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 Stock Incentive Plan and 10,858,813 “FOR” votes, 4,533,452 “AGAINST” votes and 106,969 “ABSTAIN” votes with respect to the proposal to increase the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” from 500,000 to 1,000,000 shares.  In addition, there were 8,170,653 broker non-votes in connection with each of these proposals.

Proposal 3:  This proposal was approved with 11,680,224 “FOR” votes, 3,622,108 “AGAINST” votes and 196,902 “ABSTAIN” votes.  In addition, there were 8,170,653 broker non-votes in connection with this proposal.

Proposal 4:  This proposal was approved with 23,225,840 “FOR” votes, 291,848 “AGAINST” votes and 152,199 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

ITEM 9.01                      Financial Statements and Exhibits

(d)           Exhibits

CytRx is filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2013	CYTRX CORPORATION By: /s/ John Y. Caloz John Y. Caloz Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.2	CytRx Corporation Restated By-Laws, as amended as of July 11, 2013.